(LETTERHEAD OF CAHILL GORDON & REINDEL)










                                January 29, 1999








                                                                  (212) 701-3000



Engelhard Corporation
101 Wood Avenue
Iselin, New Jersey  08830


Gentlemen:

     We have acted as counsel to Engelhard Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended, relating to the Company's Savings Plan For Hourly Employees of Attapulgus, Georgia Facility (the "Plan") and participations in the Plan ("Participations") and 100,000 shares of the Company's Common Stock, $1.00 par value ("Common Stock"), to be purchased thereunder.

     We advise you that in our opinion:

     (i) the shares of Common Stock, when purchased in accordance with the provisions of the Plan, will constitute validly issued, fully paid and non-assessable shares of Common Stock; and

     (ii) the Participations which participants under the Plan may acquire will be legally created.



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     We consent to the filing of this opinion as an exhibit to said Registration
Statement.

                                               Very truly yours,

                                               /s/ CAHILL GORDON & REINDEL
                                               ------------------------------
                                               Cahill Gordon & Reindel